Exhibit 10.3

FIRST AMENDMENT TO SECURITY AGREEMENT

This FIRST AMENDMENT TO SECURITY AGREEMENT (the “Amendment”) is dated effective as of the April 29, 2024 (the “Amendment Effective Date”), by and between Novaccess Global Inc., a Colorado corporation (the “Company”) and AJB Capital Investments, LLC, a Delaware limited liability company (“AJB” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and AJB entered into and executed (i) that certain Security Agreement, dated as of February 15, 2022 (such Security Agreement, together with all amendments, modifications, substitutions, or replacements thereof, collectively referred to as the “February 2022 Security Agreement”), pursuant to which the Company granted a security interest in its assets to secure the obligations of the Company in respect of that certain promissory note, issued as of February 15, 2022 (the “February 2022 Note”), by the Company to AJB pursuant to the terms of that certain Securities Purchase Agreement, dated as of February 15, 2022 (the “February 2022 Purchase Agreement”), (ii) that certain Security Agreement, dated as of May 5, 2022 (the “May 2022 Security Agreement”), pursuant to which the Company granted a security interest in its assets to secure the obligations of the Company in respect of that certain promissory note, issued as of May 5, 2022 (the “May 2022 Note”), by the Company to AJB pursuant to the terms of that certain Securities Purchase Agreement, dated as of May 5, 2022 (the “May 2022 Purchase Agreement”), and (iii) that certain Security Agreement, dated as of February 27, 2023 (the “February 2023 Security Agreement, and together with the February 2022 Security Agreement and the May 2022 Security Agreement, the “Security Agreements”), pursuant to which the Company granted a security interest in its assets to secure the obligations of the Company in respect of that certain promissory note, issued as of February 27, 2023 (the “February 2023 Note”), by the Company to AJB pursuant to the terms of that certain Securities Purchase Agreement, dated as of February 27, 2023 (the “February 2023 Purchase Agreement”); and

WHEREAS, the Company wishes to issues to AJB and AJB wishes to accept an additional Promissory Note in a principal amount of up to $25,600 (the “New Note”) and the Company and AJB wish to enter into a new Securities Purchase Agreement dated as of the date hereof (the “New Purchase Agreement”) to provide for the issuance of the New Note thereunder;

WHEREAS, in connection with the issuance of the New Note, the Parties have agreed to amend the Security Agreements as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Security Agreements, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Security Agreements, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendment to Security Agreements. The Security Agreements are hereby amended by deleting the definitions of “Obligations” in Section 1 thereof and replacing it with the following:

“Obligations” means all obligations and liabilities (monetary (including post-petition interest, allowed or not) or otherwise) of the Company under this Agreement, the Purchase Agreement, the

Note, the February 2022 Purchase Agreement, the February 2022 Note, the May 2022 Purchase Agreement, the May 2022 Note, the February 2023 Purchase Agreement, the February 2023 Note and any other Transaction Document which are owed to Secured Party, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

5. No Waiver. Neither this Amendment, nor shall AJB’s agreement to accept the New Note, be deemed or construed in any manner as a waiver by AJB of any claims, Proceedings, defaults, Events of Default, breaches or misrepresentations by Company under the February 2022 Purchase Agreement, February 2022 Note, May 2022 Purchase Agreement, the May 2022 Note, the February 2023 Purchase Agreement, the February 2023 Note or any other Transaction Documents (as defined in the February 2022 Purchase Agreement, the May 2022 Purchase Agreement and the February 2023 Purchase Agreement), or any of Holder’s rights or remedies in connection therewith.

6. Not a Novation. This Amendment is a modification of the Security Agreements only and not a novation.

7. Effect on Agreement and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Security Agreements and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

8. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

AJB CAPITAL INVESTMENTS, LLC

By:	/s/ Ari Blaine
Name:	Ari Blaine
Title:	Partner

NOVACCESS GLOBAL INC.

By:	/s/ Dwain K. Irvin
Name:	Dwain K. Irvin
Title:	Chief Executive Officer

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